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                                                                 EXHIBIT d(1)(i)

                             SUBSTITUTION AGREEMENT



     AGREEMENT, made this ________ day of _____________, 200__, by and among MainStay Management LLC ("MainStay Management"), New York Life Investment Management LLC ("NYLIM") and Markston International, LLC ("Markston").

     WHEREAS, Markston serves as Sub-Adviser to the MainStay MAP Equity Fund, a series of The MainStay Funds (the "Fund") pursuant to a Sub-Advisory Agreement between Markston and MainStay Management dated June 1, 1999 (as amended October 1, 1999) (the "Sub-Advisory Agreement"),

     WHEREAS, NYLIM was validly organized under the laws of the State of Delaware to succeed to the investment advisory business of MainStay Management and certain other affiliates;

     WHEREAS, with respect to the Fund to which Markston serves as Sub-Adviser, MainStay Management wishes to substitute NYLIM in place of MainStay Management, as a party to the Sub-Advisory Agreement, and NYLIM wishes to accept the substitution;

     WHEREAS, MainStay Management and NYLIM have represented to the Fund that
(i) advisory and other personnel currently servicing the Fund will not change as a result of the substitution; (ii) NYLIM will have the resources to meet its obligations to Markston and the MainStay MAP Equity Fund, respectively; (iii) the investment process used by NYLIM with respect to the Fund is identical to that used by MainStay Management; and (iv) the substitution will not result in a change in actual control or management within the meaning of Rule 2a-6 of the Act; and

     WHEREAS, under these circumstances, Markston agrees to the substitution of NYLIM as a party to the Sub-Advisory Agreement in place of MainStay Management.

     NOW THEREFORE, it is agreed as follows:

     1. Substitution of Party. Effective as of the date first written above, NYLIM hereby assumes all of the interest, rights and responsibilities of MainStay Management under the Sub-Advisory Agreement.

     2. Performance of Duties. NYLIM hereby assumes and agrees to perform all of MainStay Management's duties and obligations under the Sub-Advisory Agreement and to be subject to all of the terms and conditions of such agreement as if they applied to NYLIM. Nothing in this Substitution Agreement shall make NYLIM responsible for any claim or demand arising under the Sub-Advisory Agreement from services rendered prior to the effective date of
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this Substitution Agreement unless otherwise agreed by NYLIM; and nothing in this Substitution Agreement shall make MainStay Management responsible for any claim or demand arising under the Sub-Advisory Agreement from services rendered after the effective date of this Substitution Agreement unless otherwise agreed by MainStay Management.

     3. Representations. NYLIM represents and warrants that it is registered as an investment adviser under the Investment Advisers Act of 1940 ("Advisers Act"). MainStay Management and NYLIM each represents and warrants that they are both under the same control and management, and that substitution of NYLIM as a party to the Sub-Advisory Agreement in place of MainStay Management shall not result in an "assignment" of the Sub-Advisory Agreement as that term is defined in the Act or the Advisers Act.

     4. Consents. Markston hereby consents to this assumption by NYLIM of the interest, rights and responsibilities of MainStay Management under the Sub-Advisory Agreement and agrees, subject to the terms and conditions of the said Sub-Advisory Agreement, to look solely to NYLIM for the performance of duties and obligation under such agreement after the effective date described above.


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     IN WITNESS WHEREOF, the parties hereto have caused this Substitution
Agreement to be executed by their duly authorized officers hereunto duly attested as of the date and year first written above.


                              Markston International, LLC




                              By:
                                 -----------------------------------------------
                              Name:
                              Title:




                              MainStay Management LLC




                              By:
                                 -----------------------------------------------
                              Name:
                              Title:




                              New York Life Investment Management LLC




                              By:
                                 -----------------------------------------------
                              Name:
                              Title:


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